EXHIBIT 32

In connection with the quarterly report of Naprodis, Inc., (the “Company”) on Form 10-Q for the quarter ended February 28, 2013 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Paul Petit, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

June 19, 2013	/s/ Paul Petit
Paul Petit, Principal Executive and Financial Officer